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                                                                   EXHIBIT 99.1

             Press Release of CSB Bancorp, Inc., dated June 25, 2004


CSB BANCORP, INC.

6 West Jackson Street
Millersburg, OH  44654


FOR IMMEDIATE RELEASE
June 25, 2004

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Contact Person:   A. Lee Miller, CFO
Phone:            330-674-9015

                          CSB BANCORP DECLARES DIVIDEND

The Board of Directors of CSB Bancorp, Inc. (OTC BB: CSBB.OB), at their meeting on June 24, 2004, declared a second quarter dividend of $.13 per share to shareholders of record as of July 6, 2004. The dividend will be payable July 20, 2004.

CSB Bancorp, Inc. is a one-bank holding company, headquartered in Millersburg, Ohio whose sole subsidiary company is The Commercial and Savings Bank of Millersburg. The Commercial and Savings Bank operates nine full service banking centers in Holmes, Wayne and Tuscarawas counties.